UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2024

WM TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39021	98-1605615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

41 Discovery Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
(844) 933-3627
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	MAPS	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	MAPSW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 26, 2024, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Glen Ibbott to fill an existing vacancy on the Board and to serve on the Board as a Class I director until the Company’s 2025 annual meeting of stockholders and until his successor is duly appointed and qualified, or until his earlier death, resignation or removal, effective on October 1, 2024. The Board appointed Mr. Ibbott to the Audit Committee. The Board has also determined that Mr. Ibbott qualifies as an “audit committee financial expert” under the criteria set forth in Item 407(d)(5) of Regulation S-K.
There are no arrangements or understandings between Mr. Ibbott and any other persons pursuant to which either was selected as a director. The Board has determined that Mr. Ibbott qualifies as an independent director under the independence requirements set forth under Rule 5605(a)(2) of the Nasdaq Rules and listing standards. Additionally, there are no transactions involving the Company and Mr. Ibbott that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.
In connection with Mr. Ibbott’s appointment to the Board and pursuant to the Company’s non-employee director compensation policy, which is filed as Exhibit 10.16# to the Company’s Annual Report on Form 10-K (File No. 001-39021) filed with the Securities and Exchange Commission (the “SEC”) on May 24, 2024. Mr. Ibbott will be awarded an initial, one-time grant of restricted stock units with a value of approximately $166,667 vesting on the date of the next annual meeting of the Company’s stockholders.
In connection with the aforementioned appointment to the Board, the Company entered into its standard indemnification agreement with Mr. Ibbott, which is filed as Exhibit 10.6# to the Company’s Current Report on Form 8-K (File No. 001-39021) filed with the SEC on June 21, 2021.
Item 7.01    Regulation FD Disclosure.
On October 1, 2024, the Company issued a press release announcing the appointment of Mr. Ibbott to the Board. A copy of the Company’s press release announcing the appointment is attached hereto as Exhibit 99.1.
The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description of Exhibits
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2024

WM TECHNOLOGY, INC.

	By:	/s/ Susan Echard
Susan Echard
Interim Chief Financial Officer